UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
August 6, 2009
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.
On August 7, 2009, Finisar Corporation (the “Company”) announced preliminary results of its offer to exchange, in separate concurrent exchange offers (each, an “Exchange Offer” and together, the “Exchange Offers”), shares of the Company’s common stock and cash for an aggregate of up to $37,500,000 principal amount of the Company’s outstanding 2 1/2% Convertible Subordinated Notes due 2010 (the “Sub Notes”) and an aggregate of up to $57,500,000 principal amount of the Company’s outstanding 2 1/2% Convertible Senior Subordinated Notes due 2010 (the “Senior Sub Notes,” and together with the Sub Notes, the “Notes”), upon the terms and subject to the conditions set forth in the Company’s Amended and Restated Offer to Exchange filed with the SEC on July 16, 2009, as amended and supplemented by Amendment No. 1 to Amended and Restated Offer to Exchange, dated July 23, 2009 (as further amended or supplemented from time to time, the “Offer to Exchange”), and in the accompanying Amended and Restated Letter of Transmittal and other related Exchange Offer materials. The Exchange Offers expired at 5:00 p.m., New York City time, on August 6, 2009.
The Company expects to accept for exchange approximately $47.5 million aggregate principal amount of the Notes at an expected price of $870 for each $1,000 principal amount of Notes. Such price consists of (i) $525 in cash and (ii) 596 shares of the Company’s common stock per $1,000 principal amount of Notes. The Company expects to issue approximately 28.3 million shares of common stock and pay out approximately $24.9 million in cash to the former holders of Notes validly tendered and not withdrawn in each Exchange Offer. After settlement of the Exchange Offers, the Company expects there will be approximately $94.5 million aggregate principal amount of Notes outstanding.
The issuance of common stock to the holders of Notes in exchange for their Notes will be made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) thereunder, on the basis that each of the Exchange Offers constituted an exchange with existing holders of the Company’s securities and no commissions or other remuneration was paid or given, directly or indirectly, to any party for soliciting such exchanges.

Item 8.01	Other Events.
Reference is made to Item 3.02 of this report regarding the preliminary results of the Exchange Offers. A copy of the press release announcing the preliminary results of the Exchange Offers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated August 7, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2009
Finisar Corporation
	By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated August 7, 2009